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                                                                    EXHIBIT 10.8

              Amended and Restated Director Designation Agreement

              AMENDED AND RESTATED DIRECTOR DESIGNATION AGREEMENT

                This AMENDED AND RESTATED DIRECTOR DESIGNATION AGREEMENT (the "Agreement"), dated as of March 29, 1999, is entered into by and among National Golf Properties, Inc., a Delaware corporation (the "REIT"), National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and David G. Price.

                                   RECITALS
                                   --------

               WHEREAS, David G. Price and his Affiliates (as defined below) previously owned 47 golf courses that were transferred to the REIT and the Operating Partnership in connection with the initial public offering of shares of the REIT's common stock (the "Common Stock") in August 1993;

               WHEREAS, David G. Price and his Affiliates received shares of the REIT's common stock and units of common limited partnership interest in the Operating Partnership in exchange for such golf courses;

               WHEREAS, the bylaws of the REIT (the "Bylaws") provide that a majority of the REIT's board of directors (the "Board of Directors") must be Independent Directors (as defined in the Bylaws);

               WHEREAS, on August 18, 1993, the REIT, the Operating Partnership and David G. Price entered into that certain Director Designation Agreement (the "Director Designation Agreement") pursuant to which David G. Price and his Affiliates were given the right to designate, for nomination and the filling of vacancies on the Board of Directors, directors who are not Independent Directors in accordance with the terms of the Director Designation Agreement;

               WHEREAS, concurrently with and as a condition to entering into the Director Designation Agreement, David G. Price also entered into that certain agreement with the Company, the Operating Partnership and American Golf Corporation pursuant to which he and certain affiliates became prohibited from acquiring interests in golf courses in accordance with the terms set forth in such agreement;

               WHEREAS, in entering into the Director Designation Agreement, the REIT and David G. Price intended that David G. Price and his Affiliates would have the continuing right to designate one less than a majority of the Board of Directors;

               WHEREAS, on February 26, 1998 and April 17, 1998, the Board of Directors classified 1,200,000 and 300,000 shares of the REIT's preferred stock, respectively, as 8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") and designated that the holders of such Series A Preferred Stock would have the right, upon the REIT's failure to make full distributions on any Series A Preferred Stock with respect to any six quarterly periods,

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to elect two additional directors to serve on the Board of Directors until such time as all distributions in arrears have been paid;

         WHEREAS, on March 4, 1998, the REIT, acting in its capacity as general partner of the Operating Partnership and with the consent of its limited partners, amended and restated the Agreement of Limited Partnership of the Operating Partnership (as amended, the "Partnership Agreement") to permit the issuance of units of preferred limited partnership interest in the Operating Partnership; and

         WHEREAS, the REIT, the Operating Partnership and David G. Price now desire to enter into this Agreement in order to preserve the intent of the parties hereto in entering into the Director Designation Agreement and enable David G. Price to continue to be able to designate one less than a majority in the event that the holders of Series A Preferred Stock were to elect two additional directors under the circumstances described above.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

                                  Article I.

                                 DEFINED TERMS

         In addition to the definitions set forth above, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. All other capitalized terms used herein without definition shall have the meaning ascribed to them in the Partnership Agreement:

         "Affiliate" means the Immediate Family of David G. Price.
          ---------

         "Agreement" means this Amended and Restated Director Designation
          ---------
Agreement, as it may be amended, supplemented or restated from time to time.

         "DGP Persons" shall mean David G. Price and his Affiliates, or any
          -----------
successors thereto by descent or devise.

         "Immediate Family" means David G. Price's estate and heirs and current and former spouse(s), parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of David G. Price or David G. Price's current or former spouse, parents, parents-in-law, children, siblings or grandchildren.

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                                  Article II.

                              BOARD OF DIRECTORS

           1. For so long as DGP Persons (a) together beneficially own in the aggregate either REIT Shares or Common Units, and the ratio of (i) the sum of the number of such REIT Shares and the REIT Shares Amount applicable to such Common Units, over (ii) the sum of the total number of REIT Shares outstanding and the REIT Shares Amount for all Common Units, equals or exceeds 20% and (b) at least one DGP Person continues to serve as a director or an executive officer (as defined in Regulation C under the Securities Act) of the REIT, then the DGP Persons will have the right to designate, for nomination and for the filling of any vacancies on the Board of Directors, such number of directors of the REIT as equals one (1) less than a majority of the total number of directors provided for in the Bylaws, it being understood by the parties hereto that a majority of the Board of Directors shall consist of Independent Directors (as defined in the Bylaws). In the event that the Board of Directors is divided into classes, such designees shall be allocated among such classes as evenly as practicable.

           2. In the event that the holders of Series A Preferred Stock shall, pursuant to the terms and conditions specified in the REIT's Articles of Incorporation as amended from time to time, elect two additional directors to the Board of Directors, then the Board of Directors shall either (i) cause the size of the Board of Directors to be increased so that David G. Price and his Affiliates can designate one less than a majority of the directors on the Board of Directors or (ii) cause such number of Independent Directors (who were serving immediately prior to the election of two new directors by the holders of Series A Preferred Stock) to resign, so that David G. Price and his Affiliates can designate one less than a majority of the Board of Directors (it being expressly understood that the two directors elected by the holders of Series A Preferred Stock shall be considered Independent Directors).

           3. David G. Price agrees to vote all shares of Common Stock as to which he has voting rights, and to use his best efforts to cause all persons designated by him as directors to vote, for the election of a slate of directors which shall consist of a majority of Independent Directors, it being understood that the Independent Directors shall vote in favor of the election of the remaining directors designated by David G. Price. David G. Price further agrees to vote all shares of Common Stock with respect to which he has voting rights, and to use his best efforts to cause all persons designated by him as directors to vote, in favor of removal from the Board of Directors, upon notice by the Company, of the person designated as Independent Directors and to elect to the unexpired term of each Independent Director so removed another person designated as an Independent Director by the Company. It is understood that the Independent Directors shall vote in favor of the removal from the Board of Directors, upon notice from David G. Price, of the person or persons designated by him as directors and to elect to the unexpired term of each director so removed another person designated by David P. Price.

           In the absence of notice to the contrary from David G. Price, the foregoing right of designation shall be exercised on behalf of the DGP Persons by David G. Price. In the event David G. Price is Incapacitated, such right shall be exercised on behalf the DGP Persons by a single individual who shall represent that he or she is acting as the duly appointed

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attorney-in-fact of DGP Persons beneficially owning a majority of the total number of REIT Shares and the REIT Shares Amount referred to in Section 1(a)(i) above.

                                 Article III.

                                 MISCELLANEOUS

               1.   Remedies.  In addition to being entitled to exercise all
                    --------
rights provided herein and granted by law, including recovery of damages, David
G. Price shall be entitled to specific performance of his rights under this Agreement. The REIT agrees that monetary damages would not be adequate for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               2.   Amendments and Waivers.  The provisions of the Agreement,
                    ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the REIT has obtained the written consent of David G. Price or his representative if David G. Price is Incapacitated. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

               3. Notices. All notices and other communications in connection
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with this Agreement shall be made in writing by hand-delivery, registered first-
class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                    (a) if to David G. Price, initially at 2951 28th Street, Suite 3001, Santa Monica, California 90405; and

                    (b) if to the REIT, initially at the address of the REIT's principal executive offices.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               4. Successors and Assigns. This Agreement shall not be assignable
                  ----------------------
by David G. Price to any person.

               5. Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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        6. Governing Law. This Agreement shall be governed by and construed
           -------------
in accordance with the internal laws of the State of Delaware without regard to the choice of law provisions thereof.

        7. Severability. In the event that any one or more of the
           ------------
provisions contained herein, or the applicaton thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        8. Entire Agreement. This Agreement is intended by the parties as a
           ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      NATIONAL GOLF PROPERTIES, INC.


                                      By: /s/ James M. Stanich
                                         -------------------------
                                              James M. Stanich
                                              President

                                      NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                           By:  National Golf Properties, Inc.,
                                                as General Partner


                                      By: /s/ James M. Stanich
                                         -----------------------
                                              James M. Stanich
                                              President

                                      DAVID G. PRICE


                                      By: /s/ David G. Price
                                         -----------------------
                                              David G. Price


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